EXHIBIT 23.5


                           Consent of Coudert Brothers


                                             July 24, 2000


Styleclick, Inc.
152 West 57th Street
New York, New York 10019

     Re:  Styleclick, Inc.
          Form S-8 Registration Statement
          -------------------------------

Ladies and Gentlemen:

         We acted as counsel for Styleclick.com Inc., a California corporation ("Old Styleclick"), in connection with the S-4 Registration Statement filed by Styleclick, Inc. ("New Styleclick") with the Securities and Exchange Commission (the "S-4 Registration Statement") with respect to the shares of Class A common stock, par value $0.01 per share, of New Styleclick proposed to be issued in connection with the Amended and Restated Agreement and Plan of Merger dated as of March 23, 2000 (the "Merger Agreement"), entered into by and among Old Styleclick, Internet Shopping Network LLC ("ISN") and USANi Sub LLC, pursuant to which a subsidiary of New Styleclick will be merged with and into Old Styleclick (the "Old Styleclick Merger") and a subsidiary of New Styleclick will be merged with and into ISN.

         In connection with the Merger Agreement, we delivered our opinion as to the United States Federal income tax consequences of the Old Styleclick Merger. We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of New Styleclick of our opinion as to the United States Federal Income tax consequences of the Old Styleclick Merger filed as an exhibit to the S-4 Registration Statement (No. 333-33194) and also to the incorporation by reference into that Registration Statement on Form S-8 of the reference to Coudert Brothers under the captions "THE PROPOSED TRANSACTIONS--Material Federal Tax Consequences" and "EXPERTS" in the Proxy Statement/Prospectus which formed a part of the S-4 Registration Statement.

                                             Very truly yours,

                                             /s/ COUDERT BROTHERS
                                             --------------------
                                             COUDERT BROTHERS